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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 10, 2001



                            ViroPharma Incorporated
                            -----------------------
                (Exact name of issuer as specified in charter)



      DELAWARE                       0-021699                      94-2347624
  (State or Other                  (Commission                  (I.R.S. Employer
   Jurisdiction                        file                      Identification
of Incorporation or                   number)                        Number)
   Organization)


                           405 EAGLEVIEW BOULEVARD
                          EXTON, PENNSYLVANIA  19341
                   (Address of principal executive offices)


                                (610) 458-7300
             (Registrant's telephone number, including area code)
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Item 5 - Other Events.

     On September 9, 2001, ViroPharma Incorporated ("ViroPharma") and Aventis Pharmaceuticals, Inc., the North American pharmaceutical subsidiary of Aventis S.A. ("Aventis"), executed a Copromotion and Codevelopment Agreement (the "Co-Promotion Agreement") for Picovir(TM), ViroPharma's lead product candidate. On that same date, an affiliate of Aventis and ViroPharma executed a Common Stock Purchase Agreement (the "Stock Purchase Agreement") (collectively, the "Agreements"). Picovir(TM) is licensed by ViroPharma from Sanofi-Synthelabo for the U.S. and Canada.

     The purpose of the Agreements is to establish a collaboration between ViroPharma and Aventis to co-promote and co-develop ViroPharma's Picovir(TM) (pleconaril) in the United States. Picovir(TM) is a first-of-a-kind antiviral product candidate being studied for the treatment of viral respiratory infection (VRI, otherwise known as the common cold). ViroPharma filed a new drug application, or NDA, on July 31, 2001 with the U.S. Food and Drug Administration for the use of Picovir(TM) to treat VRI in adults. The collaboration is exclusive as to Picovir(TM) and all indications for which Picovir(TM) is being developed or marketed.

     Under the Co-Promotion Agreement, ViroPharma received an initial payment of $25 million from Aventis, and may receive additional substantial cash payments from Aventis. Each of the payments is dependent on the achievement of certain regulatory and other milestones. ViroPharma also will co-promote certain Aventis prescription products.

     In addition, upon FDA marketing clearance of Picovir(TM) for adult VRI, an Aventis affiliate will purchase up to $20 million in ViroPharma common stock priced at a trailing average of the last sale prices of ViroPharma's common stock. The closing of the stock purchase is subject to the satisfaction or waiver of several conditions, including the continuation of the Co-Promotion Agreement.

     If Picovir(TM) is approved, Aventis and ViroPharma will co-promote Picovir(TM) in the United States. Net profits and commercialization expenses in the United States will be split with 55% to Aventis and 45% to ViroPharma. Aventis will record revenues from sales of Picovir(TM) and the Aventis products promoted by ViroPharma. Aventis and ViroPharma will negotiate an agreement for the copromotion of Picovir(TM) in Canada.

     ViroPharma intends to hire the first portion of its sales force by early 2002, initially to co-promote two of Aventis' prescription products to primary care physicians in the United States. If Picovir(TM) is approved, the ViroPharma sales force would then be able to continue to promote one of the two products. This co-promotion right will continue for a minimum of two years and may be extended. During this period, ViroPharma will receive detailing fees for calls made to promote Aventis's products.

     Additional terms of the Co-Promotion agreement include ViroPharma overseeing the ongoing clinical and regulatory development of Picovir(TM) for other indications such as pediatric VRI, the prophylaxis use of Picovir(TM) in patients with asthma or chronic obstructive pulmonary
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disease (COPD), and other indications. Aventis will share in the final development costs for the adult VRI indication and the pediatric indication, and provide additional reimbursement for other product indications, based upon the successful completion of certain regulatory milestones. Initially Aventis will purchase Picovir(TM) from ViroPharma's contract manufacturer. ViroPharma will initially be responsible for the production of the primary material (API), the micronization process, final drug manufacturing and packaging.

     Aventis may terminate the Co-Promotion Agreement if, among other conditions, ViroPharma does not receive regulatory approval of its adult VRI NDA within a timeframe agreed upon by the parties, if net sales of Picovir(TM) do not reach specified levels within certain specified timeframes or upon certain regulatory actions. Other termination provisions provide that either party may terminate if the other party fails to perform its sales detailing requirements over a specified period of time or upon material breach which is not cured. In the event of a change in control of ViroPharma, the standstill agreement between Aventis and ViroPharma shall terminate and, under certain circumstances, Aventis will have the right to sell its interest in the collaboration to ViroPharma at a valuation determined by investment bankers. In the event of an Aventis change in control under certain circumstances, ViroPharma shall have the right to buy Aventis's interest in the collaboration from Aventis at a valuation determined by investment bankers.

     The foregoing description of the Collaboration Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreements to be filed with the Company's Quarterly Report on Form 10-Q.

     This report contains forward-looking statements, including statements relating to ViroPharma's efforts to obtain regulatory approval to market Picovir(TM), ViroPharma's efforts to commercialize Picovir(TM) in the United States, and ViroPharma's plans for additional clinical trials of Picovir(TM). Neither the FDA nor any other regulatory authority has approved Picovir(TM) for commercialization. There can be no assurance that FDA or other regulatory authority approval for Picovir(TM) will be granted on a timely basis or at all. Even if approved, there can be no assurance that Picovir(TM) will achieve market acceptance. With regard to ViroPharma's and Aventis' plans for additional clinical trials to enhance the commercial potential of Picovir(TM), investors should note that the conduct of clinical trials and acquiring regulatory approval for investigational pharmaceutical products are subject to risks and uncertainties. There can be no assurance that planned clinical trials can be initiated, or that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with ViroPharma's and Aventis' anticipated schedule. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this report include, but are not limited to, those described in ViroPharma's most recent Registration Statement on Form S-3 filed with the Securities and Exchange Commission. The forward-looking statements contained in this report may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.
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                                  Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      ViroPharma Incorporated


Date: September 10, 2001                  By: /s/ Michel de Rosen
                                              -------------------
                                          Michel de Rosen
                                          President and Chief Executive Officer